                                                      Registration No. 333-70513
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               -------------------

                             McRAE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                    56-0706710
--------------------------------------------------------------------------------
   (State or other jurisdiction          (I.R.S. Employer Identification Number)
 of incorporation or organization)

400 North Main Street, Mt. Gilead, North Carolina                     27306
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                       (Zip Code)



                             McRAE INDUSTRIES, INC.
                    EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN
                    -----------------------------------------
                            (Full title of the Plan)


                                  D. Gary McRae
                             President and Treasurer
                              400 North Main Street
                        Mt. Gilead, North Carolina 27306
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (910) 439-6147
                     ---------------------------------------
          (Telephone number, including area code, of agent for service)


                          ----------------------------

                         CALCULATION OF REGISTRATION FEE


=================================================================================================================
                                                   Proposed Maximum       Proposed Maximum
  Title of Securities           Amount to           Offering Price            Aggregate              Amount of
   to be Registered           be Registered           Per Share*           Offering Price*       Registration Fee
-----------------------------------------------------------------------------------------------------------------
 Class A Common Stock,
    $1.00 par value          334,000 shares             $5.9375              $1,983,125               $182.45

-----------------------------------------------------------------------------------------------------------------
 Class B Common Stock,
    $1.00 par value          108,000 shares             $6.125                $661,500                $60.86
=================================================================================================================

* Based upon the average of the high and low prices for the Class A Common Stock on January 6, 1999 and for the Class B Common Stock on December 29, 1998 (which is the most recent date on which the Class B Common Stock has been traded), as reported on the American Stock Exchange, pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement in accordance with the Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by McRae Industries, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

(1) The Company's annual report on Form 10-K for the Company's fiscal year ended August 1, 1998.

(2) The Company's quarterly report on Form 10-Q for the quarter ended October 31, 1998.

(3) The description of the Class A Common Stock and Class B Common Stock contained in the respective registration statements for the Class A Common Stock and Class B Common Stock filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Delaware Corporation Law contains provisions prescribing the extent to which directors and officers shall be indemnified against liabilities which they may incur in their capacities as such. Under those provisions, the requirement of indemnification or reimbursement of expenses is dependent upon numerous factors, including whether the action is brought by the corporation or by outsiders and the extent to which the potential indemnitee is successful in his defense. The statute is not exclusive of any other rights of indemnification under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Certificate of Incorporation of the Company, as amended, requires the Company to indemnify the officers and directors of the Company to the full extent permitted by law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          5 Opinion of Kennedy Covington Lobdell & Hickman, LLP, as to the legality of the securities being registered. The undersigned Registrant hereby affirms that the McRae Industries, Inc. Employee Stock Ownership and Savings Plan (the "Plan") has previously received a favorable determination from the Internal Revenue Service ("IRS") as to its tax-qualified status, and the undersigned Registrant further undertakes to submit the Plan and any amendment thereto to the IRS in a timely manner and to make any changes required by the IRS in order to preserve the Plan's tax-qualified status.

         23.1     Consent of Gleiberman Spears Shepherd & Menaker, PA.

         23.2 Consent of Kennedy Covington Lobdell & Hickman, LLP (contained in Exhibit 5).

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may re reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            [SIGNATURES ON NEXT PAGE]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Gilead, State of North Carolina, on the 6th day of January, 1999.

                                               McRAE INDUSTRIES, INC.

                                               By:     /s/ D. Gary McRae
                                                     ---------------------------
                                                       D. Gary McRae
                                                       President and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                         Title                              Date
                 ---------                                         -----                              ----

/s/ D. Gary McRae                                      President and Treasurer (Principal       January 6, 1999
-----------------------------------------              Executive and Financial Officer)
D. Gary McRae                                          and Director


/s/ Marvin Kiser                                       Controller (Principal Accounting         January 6, 1999
-----------------------------------------              Officer)
Marvin Kiser


/s/ George M. Bruton                                   Director                                 January 6, 1999
-----------------------------------------
George M. Bruton


/s/ Hilton J. Cochran                                  Director                                 January 6, 1999
-----------------------------------------
Hilton J. Cochran


/s/ Brady W. Dickson                                   Director                                 January 6, 1999
-----------------------------------------
Brady W. Dickson


/s/ Victor A. Karam                                    Director                                 January 6, 1999
-----------------------------------------
Victor A. Karam


/s/ James W. McRae                                     Director                                 January 6, 1999
-----------------------------------------
James W. McRae


/s/ Harold W. Smith                                    Director                                 January 6, 1999
-----------------------------------------
Harold W. Smith

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 29549

                                    EXHIBITS
                                     Item 8

                                    FORM S-8
                             REGISTRATION STATEMENT

                             McRAE INDUSTRIES, INC.


                                  EXHIBIT INDEX


         Exhibit                    Description

           5               Opinion of Kennedy Covington Lobdell & Hickman, LLP

          23.1             Consent of Gleiberman Spears Shepherd & Menaker, PA.

          23.2 Consent of Kennedy Covington Lobdell & Hickman, LLP (contained in Exhibit 5).